EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as a Plan Administrator of the Tech Data Corporation 401(k) Savings Plan (the “Plan”), that (a) the Plan’s Annual Report on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of the Securities Exchange Act of 1934 and (b) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ JEFFERY P. HOWELLS

Jeffery P. Howells

401(k) Savings Plan Administrator

Date: June 30, 2003

/s/ CHARLES V. DANNEWITZ

Charles V. Dannewitz

401(k) Savings Plan Administrator

Date: June 30, 2003

/s/ LAWRENCE W. HAMILTON

Lawrence W. Hamilton

401(k) Savings Plan Administrator

Date: June 30, 2003